Exhibit 10.34

SUBORDINATION AGREEMENT

April 17, 2024

To:	EAST WEST BANK

535 Madison Ave., 8th Fl.

New York, NY 10022

Attn: Jack Grady

In order to induce East West Bank, a California banking corporation (“Senior Lender”), to make and continue to make certain loans and extend credit to iLearningEngines Holdings Inc., a Delaware corporation (“Borrower”), pursuant to that certain Loan and Security Agreement dated as of April 17, 2024, between Borrower and Senior Lender (as the same has been and may hereafter be amended, supplemented or replaced from time to time, the “Loan Agreement”), Experion Technologies, FZ LLC, (the “Subordinated Creditor” or the “undersigned”), party to that certain Master Agreement, dated as of July 1, 2019, between Subordinated Creditor and Borrower (the “Master Agreement”), hereby agrees with Senior Lender as follows:

1. Any capitalized terms not otherwise defined in this Subordination Agreement (“Agreement”) shall have the respective meanings ascribed to such terms in the Loan Agreement.

2. The term “Subordinated Debt” means any and all indebtedness, liabilities and obligations of the Borrower to Subordinated Creditor, direct or indirect, joint or several, now existing or hereafter arising, including without limitation, under the Master Agreement and any other agreements, instruments or documents between Subordinated Creditor and Borrower, or by Borrower in favor of Subordinated Creditor relating thereto (collectively, the “Subordinated Debt Documents”). Without limiting the generality of the foregoing, “Subordinated Debt” shall include fees for Experion Services (as defined in the Master Agreement) and payments owning under Section 6 of the Master Agreement. The term “Senior Debt” shall mean any and all indebtedness, liabilities and obligations of the Borrower to Senior Lender, direct or indirect, joint or several, now existing or hereafter arising, including without limitation, any and all Obligations and other indebtedness of Borrower to Senior Lender under the Loan Agreement, including the Loans and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower to Senior Lender, and/or any affiliates including, without limitation, principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise. Subordinated Debt and Senior Debt shall both include indebtedness, liabilities and obligations whether arising before, during or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar statute (including, without limitation, any interest, fees, costs, expenses and/or indemnification obligations accruing after the commencement of any such proceeding whether or not a claim for such interest, fees, costs, expenses and/or indemnification obligations is allowed or allowable), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Senior Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise.

3. The payment of any and all Subordinated Debt is expressly subordinated to the Senior Debt to the extent and in the manner set forth in this Agreement. Until the Senior Debt has been indefeasibly paid in full in cash and all commitments of Senior Lender to make Loans under the Loan Agreement have been terminated, no payment of any kind (by voluntary payment, prepayment, setoff, redemption or otherwise) of any portion of the Subordinated Debt shall be made by Borrower or received or accepted by Subordinated Creditor at any time without Senior Lender’s prior written consent which may be withheld in Senior Lender’s sole discretion; provided that nothing in this Agreement shall prohibit Subordinated Lender from accruing payments owing on the Subordinated Debt, including without limitation, fees for Experion Services and payments owning under Section 6 of the Master Agreement, that would otherwise be payable but for the terms of this Agreement.

4. Any payments on the Subordinated Debt received by the Subordinated Creditor in contravention of the terms of this Agreement or at any time that the Subordinated Creditor is in violation of its undertakings or obligations under this Agreement shall be held in trust for Senior Lender and the Subordinated Creditor will promptly turn over any such payments to Senior Lender, without further notice or demand, in the form received, to be applied to the Senior Debt as determined by Senior Lender.

5. The undersigned does not now have, the Borrower shall not grant to the undersigned and the undersigned shall not at any time after the date hereof have or take any lien on or security interest in Borrower’s assets, now owned or hereafter acquired or created. Notwithstanding the foregoing, if Subordinated Creditor shall accept, take or hold any such non-permitted lien or security interest, the lien or security interest in favor of or held for the benefit of Senior Creditor as security for the Senior Debt has and shall have priority over the non-permitted lien or security interest held by Subordinated Creditor notwithstanding any statement or provisions contained in the Subordinated Debt Documents or otherwise to the contrary and irrespective of the time or order of filing or recording of financing statements, deeds of trust, mortgages, or other notices of security interests, liens or assignments granted pursuant thereto, and irrespective of anything contained in any filing or agreement to which any party hereto or its respective successors and assigns may now or hereafter be a party, and irrespective of the ordinary rules for determining priorities under the Uniform Commercial Code or under any other law governing the relative priorities of secured creditors.

6. Until such time as the Senior Debt has been indefeasibly paid in full in cash and all commitments of the Senior Lender to make Loans under the Loan Agreement have terminated, the Subordinated Creditor shall not commence any lawsuit, action or proceeding of any kind against Borrower to enforce any judgment or other lien against all or any part of the Subordinated Debt except as necessary to avoid the running of the statute of limitations or otherwise protect its rights under the Subordinated Debt.

7. The Subordinated Creditor will not make any assertion, claim or argument in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests granted to Senior Lender under and in connection with the Loan Agreement and the Loan Documents, instruments and agreements entered into in connection therewith.

8. The Subordinated Creditor will not commence any action or proceeding of any kind against Borrower to recover all or any part of the Subordinated Debt not paid when due and shall not join with any creditor in bringing any proceeding against Borrower under any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, or other insolvency law now or hereafter existing, unless and until the Senior Debt shall be indefeasibly paid in full in cash and all commitments of the Senior Lender to make Loans under the Loan Agreement have terminated.

9. In the event of any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the relief or liquidation, dissolution or other winding up of Borrower or its properties (including, without limitation, any such proceeding under the Bankruptcy Code), the Subordinated Creditor will at Senior Lender’s request file any claims, proofs of claim, or other instruments of similar character necessary to enforce the obligations, if any, of such Borrower in respect of the Subordinated Debt and will hold in trust for Senior Lender and pay over to Senior Lender in the form received, together with any necessary endorsement, to be applied against the Senior Debt as determined by Senior Lender, any and all money, dividends or other assets received in any such proceedings on account of the Subordinated Debt, unless and until the Senior Debt shall be paid in full in cash. Senior Lender, as attorney-in-fact for Subordinated Creditor, may take such action (in Senior Lender’s discretion but without any duty or obligation to do so) on behalf of the Subordinated Creditor and the undersigned hereby irrevocably appoints Senior Lender as attorney-in-fact for the Subordinated Creditor, to demand, sue for, collect, and receive any and all such money, dividends or other assets and to file any claim, proof of claim or other instrument of similar character and to take such other proceedings in Senior Lender’s name or in the name of the Subordinated Creditor as Senior Lender may deem necessary or advisable for the enforcement of this Agreement and pursuant to this Agreement if Subordinated Creditor has failed to do so after written notice from Senior Lender. The Subordinated Creditor will execute and deliver to Senior Lender such other and further powers of attorney or other instruments as Senior Lender may reasonably request in order to accomplish the foregoing.

10. Senior Lender may at any time and from time to time, without the consent of or notice to the Subordinated Creditor, without incurring responsibility to the Subordinated Creditor and without impairing or releasing any of Senior Lender’s rights, or any of the obligations of the Subordinated Creditor hereunder:

(a) Change the amount, manner, place or terms of payment or change or extend the time of payment of or increase, renew or alter the Senior Debt, or any part thereof, waive nonperformance by Borrower of or amend, alter, supplement or replace the Loan Agreement, the notes issued thereunder or agreements related thereto, in any manner or enter into or amend in any manner any other agreement relating to the Senior Debt;

(b) Sell, exchange, release or otherwise enforce Senior Lender’s rights against or deal with all or any part of the Collateral or any property at any time pledged or mortgaged by any party to secure or securing the Senior Debt or any part thereof;

(c) Release or compromise claims against Borrower or any other party liable in any manner for the payment or collection of the Senior Debt;

(d) Exercise or refrain from exercising any rights against Borrower or others (including the Subordinated Creditor) or exercise rights against Borrower, its property or any other party at any time and in any order; and

(e) Apply any sums paid by any party to the Senior Debt in any manner or order as determined by Senior Lender.

11. Until the Senior Debt shall be indefeasibly paid in full in cash and all commitments of the Senior Lender to make Loans under the Loan Agreement have terminated, Subordinated Creditor agrees that Subordinated Creditor shall not amend or modify the Subordinated Debt Documents without Senior Lender’s prior written consent.

12. The Subordinated Creditor will advise each future holder of all or any part of the Subordinated Debt that the Subordinated Debt is subordinated to the Senior Debt in the manner and to the extent provided herein. The Subordinated Creditor represents that no part of the Subordinated Debt or any instrument evidencing the same has been transferred or assigned and the Subordinated Creditor will not transfer or assign, except to Senior Lender, any part of the Subordinated Debt or any investment evidencing the same while any Senior Debt remains outstanding without Senior Lender’s prior written consent. Upon Senior Lender’s request, the Subordinated Creditor will, in the case of any Subordinated Debt which is not evidenced by any instrument, cause the same to be evidenced by an appropriate instrument or instruments, and place thereon and on any and all instruments evidencing Subordinated Debt a legend in such form as Senior Lender may determine to the effect that the indebtedness evidenced thereby is subordinated and subject to the prior payment in full of all Senior Debt pursuant to this Agreement.

13. Notwithstanding anything to the contrary in any of the Subordinated Debt Documents, until the Senior Debt shall be indefeasibly paid in full in cash and all commitments of the Senior Lender to make Loans under the Loan Agreement have terminated, Subordinated Creditor agrees that:

(a) It shall not invoice and/or collect fees from Borrower’s customers (i.e., accounts receivable processing) on behalf of Borrower as part of the Experion Services;

(b) It shall cause any and all collections received from Borrower’s customers (“Collections”) to be deposited into the Borrower bank account set forth on invoices sent to such customers, pursuant to the wire instructions set forth in invoices, or such other bank account as may be hereafter designated by Borrower in writing, and

(c) It shall not offset any Subordinated Debt against any amounts owing by Subordinated Creditor to Borrower.

14. If the Subordinated Creditor violates any of the terms of this Agreement, in addition to any remedies at law, in equity or otherwise, Senior Lender may restrain such violation in any court of law or equity and may interpose this Agreement as a defense in any action by the Subordinated Creditor.

15. This Agreement is solely for the benefit of Senior Lender and Subordinated Creditor, and neither Borrower, any debtor in possession, bankruptcy trustee nor any other person or entities are intended to be third party beneficiaries hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement.

16. This Agreement contains the entire agreement between the parties regarding the subject matter hereof and may be amended, supplemented or modified only by written instrument executed by Senior Lender and the Subordinated Creditor.

17. Each party hereto represents and warrants that it has the power, capacity and authority to enter into this Agreement and that neither the execution or delivery of this Agreement nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions, or provisions of or constitute a default under any agreement or instrument to which such undersigned or any of its assets is now subject.

18. This Agreement may be assigned by Senior Lender in connection with any assignment or transfer of any portion of the Senior Debt.

19. This Agreement shall be binding upon the Subordinated Creditor and Senior Lender, their respective successors and assigns.

20. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective, during and after the commencement of any Insolvency Proceeding.

21. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. FURTHER, THE LAW OF THE STATE OF CALIFORNIA SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS SUBORDINATION AGREEMENT.

22. ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS SUBORDINATION AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE STATE AND FEDERAL COURTS LOCATED IN ORANGE COUNTY, CALIFORNIA IN A CITY TO BE DESIGNATED BY LENDER, OR IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, AND EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AMENDMENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS SUBORDINATION AGREEMENT, OR UNDER ANY AMENDMENT, WAIVER, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS SUBORDINATION AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

23. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or electronic mail at the address designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Subordinated Creditor:	Experion Technologies, FZ LLC
Level 14, Boulevard Plaza, Tower One, Emaar Boulevard
Downtown Dubai, Dubai
Attn: G. Santosh Kumar

If to the Senior Creditor:	EAST WEST BANK
535 Madison Ave., 8th Fl.
New York, NY 10022
Attn: Jack Grady

24. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Signature by facsimile and PDF shall bind the parties hereto.

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IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement on the date first written above.

EXPERION TECHNOLOGIES, FZ LLC, as Subordinated Creditor

By:	/s/ G Santosh Kumar
Name:	G Santosh Kumar
Title:	CEO

EAST WEST BANK, as Senior Lender

By:	/s/ Jack Grady
Name:	Jack Grady
Title:	Senior Vice President

[Signature page to Subordination Agreement]

BORROWER’S CONSENT

Borrower hereby consents to the foregoing Subordination Agreement (and the terms thereof) and agree to abide thereby and to keep, observe and perform the several matters and things therein intended to be kept, observed and performed by each, and specifically agree not to make any payments contrary to the terms of said Agreement. A breach of any of the terms and conditions of this consent shall constitute an “Event of Default” under the Loan Agreement.

ILEARNINGENGINES HOLDINGS INC., a Delaware corporation

By:	/s/ Harish P.K. Chidambaran
Name:	Harish P.K. Chidambaran
Title:	Chief Executive Officer

[Borrower’s Consent to Subordination Agreement]